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                                                                    EXHIBIT 99.1
[CROSS TIMBERS OIL COMPANY NEWS RELEASE LETTERHEAD]

NUMBER 98-27

      CROSS TIMBERS OIL COMPANY INCREASES SIZE OF ROYALTY TRUST OFFERING;
              NO LONGER PLANS TRUST DISTRIBUTIONS TO SHAREHOLDERS

     FORT WORTH, TX (DEC. 21, 1998) - Cross Timbers Oil Company (NYSE-XTO) today announced that it plans to amend Hugoton Royalty Trust's Registration Statement with the Securities and Exchange Commission to increase the offering to 15,000,000 units of beneficial interest. Net proceeds from the Trust Offering will be used to reduce the Company's bank debt.

     Additionally, Cross Timbers announced that it no longer plans to begin systematic distributions of royalty trust units to its shareholders in 2000. Instead, the Company plans to aggressively reduce its debt during 1999.

     "We believe that the recent wave of mergers in the oil and gas industry will result in substantial producing property disposition programs during the next 12 to 24 months. Consequently, we intend to form two additional royalty trusts and plan to sell a portion of each trust. By decreasing our leverage during 1999, we plan to prepare the Company to continue to grow through acquisitions and development," stated Bob R. Simpson, Chairman and Chief Executive Officer.

     "With these opportunities on the horizon, we believe that we can create more shareholder value through the sale of royalty trust units and utilizing the proceeds to reduce debt and fund acquisitions compared to distributing royalty trust units directly to our shareholders.

     "Our strategy of acquiring long-lived, high-margin properties and increasing reserves through our development program remains unchanged. After our development efforts have improved production and reserves, we believe that our properties have the attributes to make excellent royalty trusts."


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PAGE 2
CROSS TIMBERS ANNOUNCES INCREASE SIZE OF ROYALTY TRUST OFFERING;
NO LONGER PLANS TRUST DISTRIBUTIONS TO SHAREHOLDERS

     Cross Timbers Oil Company is engaged in the acquisition, exploitation and development of quality, long-lived producing oil and gas properties. The Company, whose predecessors were established in 1986, completed its initial public offering in May 1993. Its properties are concentrated in Texas, Oklahoma, Kansas, New Mexico, Wyoming and Alaska.

     A REGISTRATION STATEMENT RELATING TO TRUST UNITS OF THE HUGOTON ROYALTY TRUST HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THE TRUST UNITS MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS ANNOUNCEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE TRUST UNITS IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     A COPY OF THE REGISTRATION STATEMENT WILL BE AVAILABLE ON REQUEST FROM THE COMPANY.
CONTACT:       LOUIS G. BALDWIN
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
               CROSS TIMBERS OIL COMPANY
               (817)  870-2800

Statements concerning future financial results, the sale of royalty trust units, the future formation of additional royalty trusts and acquisitions are forward-looking statements. These statements are based on assumptions concerning market conditions, commodity prices and other factors that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Further information is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

This release can be found at the Company Web site at WWW.CROSSTIMBERS.COM